EXHIBIT 20.2

                         UCFC FUNDING CORPORATION
        Manufactured Housing Contract Pass-Through Certificates
                              Series 1996-2

                      Trustee's Remittance Report



Distribution Date:  February 18, 1997


CLASS UNPAID INTEREST AMOUNTS INCLUDED IN
   CLASS A DISTRIBUTION:                                         0.00
 PER $1,000 OF ORIGINAL CLASS AMOUNT                             0.000000


REMAINING CLASS UNPAID INTERESTS AMOUNTS:                        0.00
 PER $1,000 OF ORIGINAL CLASS AMOUNT                             0.000000

PRINCIPAL DISTRIBUTIONS
PRINCIPAL PREPAYMENTS:                                           169,663.43
LIQUIDATED CONTRACTS:                                            0.00
REPURCHASED CONTRACTS:                                           0.00

AMOUNT OF DISTRIBUTION REPRESENTING A WITHDRAWAL
    FROM RESERVE ACCOUNT:                                        0.00
  PER $1,000 OF ORIGINAL CLASS AMOUNT                            0.000000

POOL PRINCIPAL BALANCE OF CONTRACTS:                             49,675,980.18
POOL FACTOR:                                                     0.993530

-------------------------------------------------------------------------------------
DELINQUENT AND                 LOANS          LOANS                LOANS      LOANS
FORECLOSURE LOAN               30 TO 59       60 +          REO      IN       IN
INFORMATION                    DAYS DEL.      DAYS DEL.     LOANS  BANK-      FORE-
                                                                   RUPTCY     CLOSURE
-------------------------------------------------------------------------------------
PRINCIPAL BALANCE - GROUP 1   483,494.27     31,888.00     0.00    93,862.61  0.00
NUMBER OF LOANS                       15             1        0            2     0

Note: Quantity and Principal Balance of Foreclosures are Included in
      the Delinquency Figures.
-----------------------------------------------------------------------------------


WEIGHTED AVERAGE NET CONTRACT RATE:                      10.99982%

OUTSTANDING MONTHLY ADVANCES:                            0.00

RESERVE ACCOUNT BALANCE:                                 3,703,692.07

SPECIFIED RESERVE ACCOUNT REQUIREMENT:                   6,500,000.00

INSURED PAYMENTS:                                        0.00

CUMULATIVE RESERVE ACCOUNT WITHDRAWALS:                  0.00

SUBORDINATED AMOUNT:                                     12,904,864.03

BOOK VALUE OF REO PROPERTIES:                            0.00
INCOME RECEIVED FROM REO PROPERTIES:                     0.00

CURRENT PERIOD REALIZED LOSSES:                          0.00
CUMULATIVE REALIZED LOSSES:                              0.00

WEIGHTED AVERAGE MATURITY OF THE CONTRACTS:              200

WERE ANY MANUFACTURED HOMES REPOSSESSED DURING THE
    PRECEDING DUE PERIOD?                               NO

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                                   (c) COPYRIGHT 1997 Bankers Trust Company